Exhibit 24.1

POWERS OF ATTORNEY

By signing below, I hereby constitute and appoint Terry L. Hall and Yasmin R. Seyal my true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments in my name and behalf in my capacities as a director and/or officer of GenCorp Inc., an Ohio corporation (the “Company”), that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or that may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with one or more registration statements on Form S-3 (or any other appropriate form), including any registration statement pursuant to Rule 429 of the Securities Act (collectively, the “Registration Statement”), and any abbreviated registration statement related thereto for the purpose of registering pursuant to the Securities Act and/or the Exchange Act up to US$125 million of the Company’s outstanding 4% Contingent Convertible Subordinated Notes due 2024 and the shares of the Company’s common stock issuable upon conversion thereof for resale by the holders thereof from time to time, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for me, in my name and behalf in my capacities as director and/or officer of the Company (individually or on behalf of the Company), such Registration Statement and any abbreviated registration statement, and any and all amendments, including post-effective amendments, and supplements thereto, and any registration statement filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other instruments or documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Powers of Attorney as of February 10, 2004.

/s/ J. ROBERT ANDERSON	/s/ TERRY L. HALL
J. Robert Anderson	Terry L. Hall

/s/ J. GARY COOPER	/s/ WILLIAM K. HALL
J. Gary Cooper	William K. Hall

/s/ JAMES J. DIDION	/s/ JAMES M. OSTERHOFF
James J. Didion	James M. Osterhoff

/a/ IRVING GUTIN	/s/ STEVEN G. ROTHMEIER
Irving Gutin	Steven G. Rothmeier

/s/ YASMIN R. SEYAL	/s/ DR. SHEILA E. WIDNALL
Yasmin R. Seyal	Dr. Sheila E. Widnall

/s/ ROBERT A. WOLFE
Robert A. Wolfe